                                                                    Exhibit (d8)

                    FORM OF INVESTMENT SUB-ADVISER AGREEMENT


Agreement made as of this ___ day of _____, 2003, between Investors Bank and Trust Company (the "Adviser"), a Massachusetts banking corporation, and Opus Investment Management, Inc. (the "Sub-Adviser"), a Massachusetts corporation.

WHEREAS, MERRIMAC PRIME PORTFOLIO (the "Portfolio") is a series of the Merrimac Master Portfolio (the "Trust"), which is an open-end diversified management investment company registered as such with the Securities and Exchange Commission (the "SEC") pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"), and the Trust has appointed the Adviser as the investment adviser for the Portfolio, pursuant to the terms of an Investment Adviser Agreement (the "Adviser Agreement"); and

WHEREAS, the Merrimac Prime Fund (the "Fund"), an open-end diversified management investment company registered as such with the SEC pursuant to the 1940 Act, will invest all of its investable assets in the Portfolio and the Merrimac Prime Series (the "Series"), an open-end diversified management investment company registered as such with the SEC pursuant to the 1940 Act and the Securities Act of 1933, as amended (the "1933 Act") will invest all of its investable assets in the Portfolio; and

WHEREAS, the Adviser Agreement provides that the Adviser may, at its option, subject to approval by the Trustees of the Trust and, to the extent necessary, shareholders of the Portfolio, appoint a sub-adviser to assume certain responsibilities and obligations of the Adviser under the Adviser Agreement; and

WHEREAS, the Adviser desires to appoint the Sub-Adviser as its sub-adviser for the Portfolio and the Sub-Adviser is willing to act in such capacity upon the terms herein set forth; and

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Adviser and the Sub-Adviser, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Appointment

         (a) The Adviser hereby appoints the Sub-Adviser as the investment sub-adviser of the Portfolio to provide investment advice and to perform for the Portfolio such other duties and functions as are hereinafter set forth. The Sub-Adviser hereby accepts such appointment and agrees to give the Portfolio and the Trust's Board of Trustees (the "Trustees"), directly or through the Adviser, the benefit of the Sub-Adviser's best judgment, effort, advice and recommendations in respect of its duties as defined in Section 2.

         (b) The Adviser hereby represents and warrants to the Sub-Adviser, which representations and warranties shall be deemed to be continuing, that (i) it has full power and authority to enter into this Agreement and to delegate investment management discretion on behalf of the Portfolio to the Sub-Adviser, and (ii) it has taken all necessary and proper action to authorize the execution and delivery of this Agreement.

         (c) The Sub-Adviser hereby represents and warrants to the Adviser, which representations and warranties shall be deemed to be continuing, that (i) it has full power and authority to enter into this Agreement, and (ii) it has taken all necessary and proper action to authorize the execution and delivery of this Agreement. 2. Delivery of Documents

2.  Delivery of Documents

Prior to the execution of this Agreement, the Adviser will furnish the Sub-Adviser with copies, properly certified or authenticated, of each of the following documents:

         (a) The Trust's Agreement and Declaration; and all amendments thereto or restatements thereof;

         (b) The Trust's By-Laws; and all amendments thereto;

         (c) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Sub-Adviser and approving this Agreement;

         (d) The Trust's original Notification of Registration on Form N-8A under the 1940 Act;

         (e) The Trust's initial Registration Statement on Form N-1A under the 1940 Act and all amendments thereto;

         (f) The current Confidential Offering Circular, Prospectus or similar document of any entity which the Trust has authorized as an investor (the "Authorized Investor") in the Portfolio (the "Investor Offering Documents");

         (g) The policies and procedures applicable to the Portfolio as adopted by the Trustees; and all amendments and supplements thereto.

         (h) Any further documents, materials or information that the Sub-Adviser may reasonably request from time to time to enable it to perform its duties pursuant to this Agreement.

3.  Sub-Adviser Duties

The Sub-Adviser shall, subject to the direction and control of the Trustees or the Adviser, and in accordance with the objective and policies of the Portfolio and the implementation thereof as set forth in the Investor Offering Documents, the Portfolio's Registration Statement on Form N-1A and any applicable federal and state laws: (i) regularly provide investment advice and recommendations to the Portfolio, with respect to the Portfolio's investments, investment policies and the purchase and sale of securities; (ii) supervise and monitor continuously the investment program of the Portfolio and the composition of its portfolio and determine what securities shall be purchased and sold by the Portfolio; (iii) arrange, subject to the provisions of Section 5 hereof, for the purchase of securities and other investments for the Portfolio and the sale of securities and other investments of the Portfolio; (iv) provide reports on the foregoing to the Adviser in such detail as the Adviser may reasonably deem to be appropriate in order to permit the Adviser to determine the adherence by the Sub-Adviser to the investment policies and legal requirements of the Portfolio; and (v) make its officers and employees available to the Adviser at reasonable times to review the investment policies of the Portfolio and to consult with the Adviser regarding the investment affairs of the Portfolio.

4.  Compensation of the Sub-Adviser

The Adviser will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered and for the expenses borne by the Sub-Adviser, a fee, determined as described in Schedule A which is attached hereto and made a part hereof. Such fee shall be paid by the Adviser and the Trust shall have no liability therefor. Nothing in this Agreement shall require the Sub-Adviser to bear expenses of the Adviser, the Portfolio or the Trust.

5.  Portfolio Transactions and Brokerage

The Sub-Adviser shall place all orders for the purchase and sale of portfolio securities for the Portfolio's account with issuers, brokers or dealers selected by the Sub-Adviser, which may include where permissible under the 1940 Act, brokers or dealers affiliated with the Sub-Adviser. In the selection of such brokers or dealers and the placing of such orders, the Adviser always shall seek best execution, which is to place transactions where the Portfolio can obtain the most favorable combination of price and execution services in particular transactions or provided on a continuing basis by a broker or dealer, and to deal directly with a principal market in connection with over-the-counter transactions, except when it is believed that best execution is obtainable elsewhere. Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Sub-Adviser or its affiliates, provided that the Sub-Adviser does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in an equitable manner among the accounts involved.

6.  Interested Trustees or Parties

It is understood that Trustees, officers, and shareholders of the Trust may be or become interested in the Adviser or the Sub-Adviser as directors, officers or employees and that directors, officers and stockholders of the Adviser or the Sub-Adviser may be or become similarly interested in the Trust, and that the Adviser or the Sub-Adviser may be or become interested in the Trust as a shareholder or otherwise.

7.  Services Not Exclusive

The services of the Sub-Adviser to the Adviser are not to be deemed exclusive, the Sub-Adviser being free to render services to others and engage in other activities, provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Sub-Adviser's ability to meet all of its obligations with respect to rendering investment advice hereunder. The Sub-Adviser, its affiliates and its other clients may at any time acquire or dispose of securities which are at the same time being acquired or disposed of for the account of the Portfolio. The Sub-Adviser shall not be obligated to acquire for the Portfolio any security or other investment which the Sub-Adviser or its affiliates may acquire for its or their own accounts or for the account of another client.

8.  Compliance;  Books and Records

         (a) The Sub-Adviser agrees to maintain compliance procedures which are reasonably designed to ensure the Portfolio's compliance with the applicable provisions of the 1940 Act and any rules or regulations thereunder and the investment objective, policies and restrictions of the Portfolio as set forth in the current Investor Offering Documents.

         (b) The Sub-Adviser shall furnish to the Adviser, at the Adviser's expense, copies of all records prepared and maintained in connection with the performance of this Agreement and the maintenance of compliance procedures pursuant to this Section 8 as the Adviser may reasonably request.

         (c) The Sub-Adviser agrees to provide upon reasonable request of the Adviser, information regarding the Sub-Adviser, including but not limited to, background information about the Sub-Adviser and its personnel and performance data, for use in connection with efforts to promote the Fund and the sale of its shares.

         (d) In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it is required to maintain by Rule 31a-1 under the 1940 Act. The Sub-Adviser will treat confidentially and as proprietary information of the Trust all records and other information obtained from the Trust relative to the Authorized Investors and prior or potential shareholders, except as otherwise required by law.

9.  Limitation of Liability of Sub-Adviser; Indemnification

In consideration of the Sub-Adviser's undertaking to render the services described in this Agreement, the Adviser agrees that the Sub-Adviser shall not be liable for any loss suffered by the Adviser, the Trust, the Authorized Investors or their shareholders, or the Portfolio in connection with the performance of this Agreement, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Adviser, the Trust, the Authorized Investors or their shareholders, or the Portfolio to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement.

10.  Duration, Amendment and Termination

         (a) Subject to prior termination as provided in sub-section (d) of this
         Section 10, this Agreement shall continue in effect until two years from the date hereof and for successive annual periods thereafter, but only so long as the continuance after such initial two year period shall be specifically approved at least annually by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio and the Authorized Investors.

         (b) This Agreement may be modified by the written agreement of the Adviser, the Sub-Adviser and the Portfolio, such consent on the part of the Portfolio to be authorized by vote of a majority of the outstanding voting securities of the Portfolio and the Authorized Investors if required by law. The execution of any such modification or amendment by a party shall constitute a representation and warranty to the other parties that all necessary consents or approvals with respect to such modification or amendment have been obtained.

         (c) In addition to the requirements of sub-sections (a) and (b) of this
         Section 10, the terms of any continuance, modification or amendment of the Agreement must have been approved by the vote of a majority of those Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

         (d) Either the Adviser, the Sub-Adviser or the Portfolio may, at any time on sixty (60) days' prior written notice to the other parties, terminate this Agreement, without payment of any penalty, and in the case of the Portfolio, by action of its Board of Trustees, or by vote of a majority of its outstanding voting securities.

         (e) This Agreement shall terminate automatically in the event of its assignment.

         (f) Termination of this Agreement shall not relieve the Adviser nor the Sub-Adviser from any liability or obligation in respect of any matters, undertakings or conditions which shall not have been done, observed or performed prior to such termination. All records of the Portfolio in the possession of the Sub-Adviser shall be returned to the Portfolio as soon as reasonably practicable after the termination of this Agreement.

11.  Disclaimer of Shareholder Liability

The Adviser and the Sub-Adviser understand that the obligations of the Trust under this Agreement are not binding upon any Trustee or shareholder of the Trust personally, but bind only the Trust and the Trust's property.

12.  Miscellaneous

         (a) The terms "vote of a majority of the outstanding voting securities," "assignment," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act as now in effect or as hereafter amended.

         (b) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         (d) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         (e) This Agreement may be executed in two or more counterparts, which taken together shall constitute one and the same instrument.

         (f) Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice. No notice shall be effective until received.


           IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their respective officers designated below as of the day and year first above written.




                                INVESTORS BANK & TRUST COMPANY ("ADVISER")


                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                OPUS INVESTMENT MANAGEMENT, INC. ("SUB-ADVISER")


                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:

The Merrimac Master Portfolio on behalf of the Merrimac Prime Portfolio hereby acknowledges the execution of this Agreement

MERRIMAC MASTER PORTFOLIO
("THE TRUST")


By: ______________________
Name:    Paul J. Jasinski
Title:   President

                                   SCHEDULE A

The Adviser will pay to the Sub-Adviser as full compensation for the Sub-Adviser's services rendered an annual fee, computed and paid monthly, based on the average daily net assets of the Portfolio according to the schedule set forth below. The fee for each month shall be payable within 30 business days after the end of the month.

If the Sub-Adviser shall serve for any period less than a full month, the foregoing compensation shall be prorated according to the proportion which such period bears to a full month.

                    xx% on the first $500,000,000 in assets;
                   xx% on the next $500,000,000 in assets; and
                     xx% on assets exceeding $1,000,000,000